                                  Exhibit 4.6
           FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT


       THIS FIFTH AMENDMENT ("Fifth Amendment") made as of December 8, 1994, by and among PITT-DES MOINES, INC., a Pennsylvania corporation, as borrower (the "Borrower"), PNC BANK, NATIONAL ASSOCIATION (formerly Pittsburgh National Bank), WELLS FARGO BANK, N.A. and AMERICAN NATIONAL BANK, as lenders (individually "PNC", "Wells" and "American" and a "Bank" and collectively the "Banks"), PNC BANK, NATIONAL ASSOCIATION (formerly Pittsburgh National Bank) as agent for the Banks (in such capacity the "Agent"), and PNC BANK, NATIONAL ASSOCIATION (formerly Pittsburgh National Bank), as the issuer of Letters of Credit (in such capacity the "Issuing Bank"), amends certain provisions of that certain Amended and Restated Credit Agreement dated as of June 30, 1992 as previously amended by the First Amendment to Amended and Restated Credit Agreement dated as of November 10, 1992, the Second Amendment to Amended and Restated Credit Agreement dated as of June 10, 1993, the Third Amendment to Amended and Restated Credit Agreement dated as of December 16, 1993 and the Fourth Amendment to Amended and Restated Credit Agreement dated as of June 24, 1994 (said Credit Agreement as amended from time to time herein the "Original Credit Agreement").


                                  WITNESSETH:

       WHEREAS, the Borrower, the Banks, the Issuing Bank and the Agent wish to amend the Original Credit Agreement as provided herein.

       NOW, THEREFORE, in consideration of the mutual promises and the mutual covenants made herein and in the Original Credit Agreement and other valuable consideration and with the intent to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I
                    AMENDMENTS TO ORIGINAL CREDIT AGREEMENT

       Section 1.01  Amendment to Subsection 1.1a of the Original Credit
                     ---------------------------------------------------
Agreement.  Section 1.1a of the Original Credit Agreement is hereby amended (i)
---------
to delete the reference to "Thirty Million Dollars ($30,000,000)" in the first sentence and substitute in place thereof a reference to "Forty Million Dollars ($40,000,000)" and (ii) to delete the reference to "$30,000,000" in the second sentence and substitute in place thereof a reference to "the Revolving Credit Commitment".

       Section 1.02  Amendment to Subsection 1.1b of the Original Credit
                     ---------------------------------------------------
Agreement.  Section 1.1b of the Original Credit Agreement is hereby amended to
---------
delete the chart set forth therein and to substitute in place thereof the following chart:

=====================================================================
                               Maximum Dollar Amount On and After the
   Name     Pro Rata Share     Fifth Amendment Effective Date to and
                               Including the Maturity Date
---------------------------------------------------------------------
  PNC            40%                      $16,000,000
---------------------------------------------------------------------
 Wells           40%                      $16,000,000
---------------------------------------------------------------------
American         20%                      $ 8,000,000
=====================================================================

       Section 1.03  Amendment to Subsection 1.2a of the Original Credit
                     ---------------------------------------------------
Agreement.  Section 1.2a of the Original Credit Agreement is hereby amended to
---------
delete the reference to "$30,000,000" and to substitute in place thereof a reference to "the Revolving Credit Commitment".

       Section 1.04  Amendment to Section 3.4 of the Original Credit Agreement.
                     ---------------------------------------------------------
Section 3.4 of the Original Credit Agreement is hereby amended to delete the reference to "the Borrower's Form 10-K filed with the Securities and Exchange Commission on or about March 30, 1992" and substitute in place thereof a reference to "the Borrower's Form 10-Q filed with the Securities and Exchange Commission on or about November 14, 1994".

       Section 1.05  Amendment to Section 3.09(xi) of the Original Credit
                     ----------------------------------------------------
Agreement.  Section 3.09(xi) of the Original Credit Agreement shall be amended
---------
and restated in its entirety as follows:

           Except and to the extent reflected in the Borrower's consolidated balance sheet, no Benefit Arrangement provides post-retirement benefits other than pensions which would be required to be accounted for in the income statement, balance sheet and footnotes of the financial report of the Borrower or any ERISA Affiliate in the manner described in the Financing Accounting Standards Board, Proposed Statement of Financial Accounting Standards, Employer's Accounting for Post-Retirement Benefits
                             --------------------------------------------------
       Other Than Pensions, if the same were effective for the current fiscal
       --------------------
       year of the Borrower or any ERISA affiliate.

       Section 1.06   Amendment to Subsection 9.1 of Original Credit Agreement.
                      ---------------------------------------------------------
(i) The following definitions set forth in Subsection 9.1 of the Original Credit Agreement are hereby amended and restated as follows:

            "Revolving Credit Commitment" means the several undertakings by the Banks to make a $40,000,000 revolving credit facility available to the Borrower as set forth in Section 1.1 hereof.

            "Revolving Credit Note" means any individual promissory note of the Borrower evidencing Indebtedness of the Borrower under the Revolving Credit Commitment, which note is in the form attached as Exhibit "A" to this Agreement, and all extensions, renewals, amendments, substitutions or replacements of such promissory notes, including, any Second Amended and Restated Revolving Credit Note.

       (ii) The following new definitions are inserted into Section 9.1 of the Original Credit Agreement in alphabetical order:

            "Amended and Restated Revolving Credit Note" means any Amended and Restated Revolving Credit Note, substantially in the form of Exhibit "A" and dated December 8, 1994.

            "Fifth Amendment" shall mean that Fifth Amendment to Amended and Restated Credit Agreement dated as of December 8, 1994 between the Borrower and the Banks.

            "Fifth Amendment Effective Date" shall mean the date when all of the conditions set forth in Section 3.04 of the Fifth Amendment are satisfied or waived.

       Section 1.07  Amendment to the Exhibits to the Original Credit Agreement.
                     ----------------------------------------------------------
Exhibit "A" to the Original Credit Agreement shall be deleted and Exhibit "A" attached to the Fifth Amendment shall be substituted in place thereof.

       Section 1.08  Amendments to Schedules to the Original Credit Agreement.
                     --------------------------------------------------------
Schedule 3.1b, Schedule 3.9 and Schedule 3.16 to the Original Credit Agreement are deleted and Schedule 3.1b, Schedule 3.9 and Schedule 3.16 attached to this Fifth Amendment are substituted in place thereof.

       Section 1.09  No Other Amendments.  The amendments to the Original Credit
                     -------------------
Agreement set forth in Sections 1.01 through and including Section 1.08 do not either implicitly or explicitly alter, waive or amend, except as expressly provided in this Fifth Amendment, the provisions of the Original Credit Agreement. The amendments set forth in Sections 1.01 through and including
Section 1.08 hereof do not waive, now or in the future, compliance with any other covenant, term or condition to be performed or complied with nor do they impair any rights or remedies of the Banks, the Issuing Bank or the Agent under the Original Credit Agreement with respect to any such violation.


                                      ARTICLE II
                       BORROWER'S SUPPLEMENTAL REPRESENTATIONS

       As an inducement to the Banks, the Issuing Bank and the Agent to enter into this Fifth Amendment hereunder, the Borrower represents and warrants that:

       Section 2.01.  Incorporation by Reference.  Borrower hereby incorporates
                      --------------------------
herein by reference and repeats herein for the benefit of the Banks, the Issuing Bank and the Agent the representations and warranties made by it in Sections 3.1 through 3.20, both inclusive, of the Original Credit Agreement and for purposes hereof such representations and warranties, shall be deemed to extend to and cover this Fifth Amendment and any loan document related thereto.


                                     ARTICLE III
                                    MISCELLANEOUS

       Section 3.01  Ratification of Terms.  This Fifth Amendment shall be
                     ---------------------
construed in connection with and as part of the Original Credit Agreement. Except as expressly amended by prior Amendments to the Credit Agreement and this Fifth Amendment, the Original Credit Agreement and each and every representation, warranty, covenant, term and condition contained therein is specifically ratified and confirmed.

       Section 3.02  Counterparts.  This Fifth Amendment may be executed in any
                     ------------
number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.
Delivery of an executed counterpart of a signature page to this Fifth Amendment by telecopier shall be effective as of delivery of a manually executed counterpart of this Fifth Amendment.

       Section 3.03  Capitalized Terms.  Except for proper nouns and as
                     -----------------
otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Original Credit Agreement, as amended hereby.

       Section 3.04  Conditions Precedent.  This Fifth Amendment shall become
                     --------------------
effective (the "Amendment Effective Date") on the date on which Borrower shall provide to the Banks, the Issuing Bank and the Agent the following:

          (A) A duly executed counterpart original of this Fifth Amendment;

          (B) A duly executed original Second Amended and Restated Revolving Credit Note for each Bank;

          (C) Updated Schedules to the Original Credit Agreement, as necessary;

          (D) A certificate of the chief financial officer of the Borrower certifying that, as of the date of this Fifth Amendment, no Event of Default shall have occurred and be continuing and no event, condition, act or omission has occurred and is continuing which, with the passage of time, the giving of notice or both, would constitute a Event of Default, or would result from the execution of this Fifth Amendment;

          (E) A certified copy of the corporate action of the Borrower authorizing the execution and delivery of the performance under this Fifth Amendment;

          (F) A certificate of incumbency that certifies the names of the officers of the Borrower authorized to sign this Agreement and all supplemental documentation and which contains a true signature of each such officer;

          (G) A certificate, duly certified as of the date hereof by the secretary of assistant secretary of the Borrower stating that (i) the Articles of Incorporation of the Borrower delivered to the Agent on June 29, 1990 remain in full force and effect on the date hereof and have not been amended or modified in any manner and (ii) the by-laws of the Borrower delivered to the Agent on June 29, 1990 remain in full force and effect on the date hereof and have not been amended or modified in any manner;

          (H) A good standing certificate from the Secretary of State of Pennsylvania;

          (I) Such other instruments, documents and opinions of counsel as the Agent shall reasonably require, all of which shall be satisfactory in form and content to the Agent and its special counsel, Tucker Arensberg, P.C.

       Section 3.05  Effective Date.  From and after the Amendment Effective
                     --------------
Date, all references in the Original Credit Agreement to the Original Credit Agreement shall be deemed to be references to the Original Credit Agreement as amended hereby.

       Section 3.06  Entire Agreement.  This Fifth Amendment contains the entire
                     ----------------
agreement between the parties relating to the subject matter hereof; there are merged herein all prior representations, promises and conditions, whether oral or written, in connection with the subject matter hereof, and any representation, promise or condition not incorporated herein shall not be binding upon the parties.


       Section 3.07  Severability.  Whenever possible each provision of this
                     ------------
Fifth Amendment shall be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Fifth Amendment or any part of such provision shall be prohibited by or invalid under applicable law, such provision of part thereof shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Fifth Amendment.

       Section 3.08  Governing Law.  THIS FIFTH AMENDMENT AND THE RIGHTS AND
                     -------------
OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAW.

       Section 3.09  Headings.  The headings of this Fifth Amendment are for
                     --------
purposes of reference only and shall not limit or otherwise affect the meaning thereof.


                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

       IN WITNESS WHEREOF, the parties hereto, with the intent to be legally bound hereby have caused this Fifth Amendment to be duly executed by their proper and duly authorized officers as of the day and year first above written.


ATTEST:          (SEAL)              PITT-DES MOINES, INC.

/s/ Thomas R. Lloyd                  /s/     Richard A. Byers
----------------------               ----------------------------------
Name:  Thomas R. Lloyd               Name:   Richard A. Byers
Title: Secretary                     Title:  Vice President Finance
                                             and Administration

                                     PNC BANK, NATIONAL ASSOCIATION
                                     (formerly Pittsburgh National
                                     Bank) as a Bank, as the Issuing
                                     Bank and as the Agent

                                     /s/    Louann E. Tronsberg
                                     ----------------------------------
                                     Name:  Louann E. Tronsberg
                                     Title: Vice President

                                     WELLS FARGO BANK, N.A.


                                     /s/     Stephen M. Smith
                                     ----------------------------------
                                     Name:   Stephen M. Smith
                                     Title:  Assistant Vice President

                                     AMERICAN NATIONAL BANK

                                     /s/      James Popp
                                     ----------------------------------
                                     Name:    James Popp
                                     Title:
                                           ----------------------------